As filed with the Securities and Exchange Commission on April 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUDIOEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2939845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Carr Bettis

Executive Chairman

AudioEye, Inc.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies of all correspondence to: Katherine F. Ashton, Esq. Bryan Cave Leighton Paisner LLP 120 Broadway, Suite 300 Santa Monica, California 90401-2386 (310) 576-2154

Approximate date of commencement of proposed sale to public: From time to time on or after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Debt Securities (4) Common Stock (4) Preferred Stock (4) Warrants (4)(5) Rights Units (6)	—	—	$7,000,000	$908.60

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of AudioEye, Inc. (“AudioEye”), such indeterminate number of debt securities or warrants to purchase common stock or preferred stock of AudioEye, and such indeterminate number of units comprised of the foregoing securities as shall have an aggregate initial offering price not to exceed $7,000,000.
(2)	The proposed maximum offering price per unit or share will be determined from time to time by AudioEye in connection with the issuance by AudioEye of securities registered hereunder, and is not specified as to each class of securities pursuant to General Instruction II.D of Form S-3.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(4)	Also includes such indeterminate number of shares of common stock or preferred stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the common stock or preferred stock or amount of debt securities issuable upon such conversion or exchange. Also includes such indeterminate number of shares of common stock or preferred stock or other securities of AudioEye to be issuable by AudioEye upon settlement of warrants.
(5)	The warrants may be combined with common stock, preferred stock or debt securities registered under this registration statement and sold as units.
(6)	Each Unit consists of any combination of two or more of the securities registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 1, 2020

PROSPECTUS

$7,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell from time to time, in one or more offerings, up to $7,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, rights or units consisting of any two or more of such securities. This prospectus provides a general description of the securities that may be offered.

Each time we offer and sell securities, we will provide specific terms of the securities to be offered and sold (including the amounts, prices and other terms) in a supplement to this prospectus (which may include, but is not limited to, an at-the-market sales agreement prospectus). This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “AEYE.” As of March 31, 2020, the closing price of our common stock was $4.44. Each prospectus supplement offering any securities other than our common stock will state whether those securities are listed or will be listed on the NASDAQ Capital Market or any other securities market or other exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, directly to purchasers or in any manner specified in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

You should read carefully this prospectus and the documents incorporated by reference in this prospectus before you invest. Investing in these securities involves significant risks. See “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $7,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below.

You should only rely on the information contained in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information contained in this prospectus and any prospectus supplement is complete and accurate only as of the date on its respective front cover, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or as of the date of such statement contained in the respective documents incorporated by reference herein, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances even though our situation may change in the future.

THE COMPANY

AudioEye is an industry-leading software solution provider delivering website accessibility compliance at all price points to businesses of all sizes. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience. We believe that, when implemented, our solution offers businesses and organizations the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing global population of individuals with disabilities. AudioEye provides an always-on testing, remediation, and monitoring solution that continually improves conformance with the Web Content Accessibility Guidelines (WCAG), helping businesses and organizations comply with WCAG standards as well as applicable U.S., Canadian, Australian, and United Kingdom accessibility laws.

AudioEye stands out among its competitors because it delivers machine-learning/artificial intelligence (“AI”) driven accessibility without fundamental changes to the website architecture. Our technology publishes more than one billion remediations daily, and our solution is trusted by some of the largest and most influential companies in the world, including Uber, ADP, Tommy Hilfiger, AMI and more. Government agencies, both at the federal level and state and local levels, have also integrated our software in their digital platforms.

AudioEye generates revenue through the sale of subscriptions for our software-as-a-service (“SaaS”) accessibility solution plans. Plans range in scale from “do-it-yourself” to “do-it-for-me.” All are backed by the power of AudioEye’s machine-learning/AI-driven technology that finds and fixes the most common accessibility errors. Do-it-yourself plans, AudioEye Starter and Pro, also equip site owners with the remediation tools needed to fix remaining issues, ensuring accessibility standards are met. Do-it-for-me, AudioEye Managed and Enterprise, is for those who want AudioEye to continuously ensure legal compliance and accessibility for users of all abilities. Managed and Enterprise also come with the AudioEye Trusted Certification, our attestation of a site owner’s commitment to digital inclusion as defined by WCAG success criteria, which mitigates a customer’s risk of a costly digital accessibility-related legal action.

AudioEye customers may purchase tiered plans directly through the AudioEye marketplace, in a platform partner marketplace, through a vertical Content Management System (“CMS”) authorized reseller, or by working directly with the AudioEye sales team:

•	The AudioEye marketplace offers Starter, Pro and Managed plans ideal for customers in any industry and is most effective for sites built on supported CMS platforms;

•	Certain platforms, such as Duda, natively integrate AudioEye Pro and Managed plans into their marketplace, enabling web creators to immediately build legally compliant, fully accessible websites;

•	Vertical CMS authorized resellers provide a website-hosting platform for their end-user customers, selling either AudioEye Pro or Managed accessibility solutions; and

•	Organizations with non-platform custom websites seeking a fully managed solution, engage directly with AudioEye sales personnel for custom pricing and solutions.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K filed for the period ended December 31, 2019 and any updates in our subsequently filed Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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FORWARD-LOOKING STATEMENTS

The prospectus, including the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1985. These forward-looking statements relate to, among other things:

•	the uncertain market acceptance of our existing and future products;

•	our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	the level of competition from our existing competitors and from new competitors in our marketplace; and

•	the regulatory environment for our products and services.

These statements relate to future events or future financial performance, and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. These statements are only predictions.

Factors that may cause our actual results to differ materially from those expressed or implied in forward-looking statements include, among others, changes in general economic and business conditions and the risks and other factors set forth in “Item 1A—Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates in our subsequently filed Quarterly Reports on Form 10-Q.

Our actual results may be materially different from what we expect. Therefore, you should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update or revise such forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital requirements. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors, including the timing of additional regulatory approvals and new product introductions. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of AudioEye, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the Registration Statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

The following description is a summary of the material provision of the indenture. It does not restate the terms of the indenture in their entirety. The indenture is governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;
•	the place or places where the principal and interest on the series of debt securities will be payable;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•	any addition to or change in the events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the applicable prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in the applicable prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and
•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

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Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;
•	by a nominee of the depository to the depository or another nominee of the depository; and
•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of AudioEye, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

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•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;
•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;
•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or
•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and
•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by AudioEye

The indenture includes covenants by us, including among other things that we will make all payments of principal, or premium, if any, and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;
•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;
•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;
•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;
•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and
•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

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After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;
•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;
•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture that may be defective or inconsistent with any other provision contained therein;
•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;
•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•	change the currency in which any debt securities are payable;
•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
•	reduce any premium payable upon the redemption of any debt securities; or

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•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may satisfy and discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) either (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions), or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities; (ii) we have paid or caused to be paid all other sums payable under the indenture by us; and (iii) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture relating to the satisfaction and discharge have been complied with.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;
•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and
•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture (except that such opinion of counsel need not opine as to the matters set forth in the second bullet-point above).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

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No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of AudioEye, as such, shall have any liability for any obligations of AudioEye under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of AudioEye. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities.

The indenture contains limitations on the right of the trustee, should it become a creditor of AudioEye, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with, within the meaning of the Trust Indenture Act, any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 60,000,000 shares of capital stock, par value $0.00001 per share, divided into two classes designated, respectively, “common stock” and “preferred stock.” Of such shares authorized, 50,000,000 shares are designated as common stock, and 10,000,000 shares are designated as preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended (our “amended and restated certificate of incorporation”) and amended and restated bylaws. It also summarizes some relevant provisions of the Delaware General Corporation Law, which we sometimes refer to as Delaware law. Since the terms of our amended and restated certificate of incorporation and amended and restated bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read our amended and restated certificate of incorporation or amended and restated bylaws, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information” below.

Common Stock

As of March 31, 2020, there were 8,876,553 shares of common stock outstanding that were held of record by 234 stockholders.

Voting Rights. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. On any matter presented to the stockholders of the Company, holders of our Series A Convertible Preferred Stock (the “Series A Preferred”), described below, are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.

Dividend Rights. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore, subject to restrictions on such ability to pay dividends, if any, set forth in the relevant terms of any preferred stock as may then be outstanding. Cash dividends are at the sole discretion of our board of directors. Each holder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The Series A Preferred bears dividends at a rate of 5% percent (5.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2019, cumulative and unpaid dividends were $245,240. The Series A Certificate of Designations does not contain a provision that restricts our ability to pay dividends on the common stock even if there are accrued and unpaid dividends on the Series A Preferred.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. As a result, no such distributions or payments may be made to the holders of our common stock upon the liquidation, dissolution and winding up of the Company unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends as to such shares of Series A Preferred. At December 31, 2019, the total liquidation preference was valued at $1,295,240.

Other Rights and Preferences. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. So long as any shares of Series A Preferred remain outstanding, neither we or any of our subsidiaries may redeem, purchase or otherwise acquire any material amount of junior securities, which includes shares of our common stock.

Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

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A prospectus supplement relating to any shares of preferred stock being offered will include specific terms relating to the offering, including a description of any other securities sold together with the preferred stock. These items may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series (if any), the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	the preferential amount, if any, payable upon the shares of the series in the vent of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable

•	any terms relating to the amendment of the certificate of designation related thereto;

•	information with respect to book-entry procedures, if any;

•	where the shares of such series will be listed for trading on any national securities exchange.

•	a discussion of any material federal income tax considerations; and

•	any other material terms of the shares, including terms, procedures, and limitations relating to the transferability (including use of a transfer agent) and exchange thereof.

As described below, as of the date of this prospectus, we had authorized the issuance of up to 200,000 shares in the aggregate of Series A Preferred, leaving an aggregate of 9,800,000 shares of preferred stock authorized but undesignated.

Series A Convertible Preferred Stock

Pursuant to authority granted to our board of directors in our certificate of incorporation, we filed a Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) designating 200,000 shares in the aggregate of our Series A Preferred, of which 105,000 shares remain issued and outstanding as of March 30, 2020.

The Series A Preferred bears dividends at a rate of 5% percent (5.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2019, cumulative and unpaid dividends were $245,240, or equivalent to 55,927 shares of our common stock based on a conversion price of $4.385 per share.

On any matter presented to the stockholders of the Company, holders of the Series A Preferred are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. As long as any shares of Series A Preferred are outstanding, we are subject to certain restrictions on share repurchases or amendments to the our certificate of incorporation in a manner that adversely affects any rights of the Series A Preferred holders.

Each share of Series A Preferred is convertible at the option of the holder from and after the original date of issuance, at a conversion price of $4.385 per share, subject to adjustment as set forth in the in the event of stock splits, dividends, certain pro rata distributions and fundamental transactions such mergers, sales of all or substantially all of our assets or similar transactions. We may redeem the Series A Preferred at any time for an amount equal to $12.50 (125% of the stated value) plus accumulated dividends.

The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to the holders of common stock unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends. At December 31, 2019, the total liquidation preference was valued at $1,295,240.

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Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law (“DGCL”). Certain provisions of the DGCL and our certificate of incorporation and bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise.

Vacancies on Board of Directors

Our certificate of incorporation provides that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings

Under our certificate of incorporation and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the chief executive officer or the president may call special meetings of stockholders. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer. Our stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Business Combinations

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

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Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “AEYE.”

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer. Its address is 3200 Cherry Creek Drive, Suite 430, Denver, Colorado, 80209, and its telephone number is (303) 282-4800.

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DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase preferred stock, common stock or other securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

As of December 31, 2019, there were warrants outstanding to purchase 424,708 shares of common stock at a weighted average exercise price of $5.31.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find Additional Information” below.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions that may be included in the applicable unit agreements. These descriptions do not restate the terms of any such agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find Additional Information” below.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

•	directly to purchasers;

•	to or through underwriters;

•	through dealers or agents; or

•	through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock which is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, Santa Monica, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room.

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.audioeye.com, under “Investors—SEC Filings.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-38640) which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020;
•	our Current Reports on Form 8-K filed with the SEC on January 17, 2020, March 2, 2020 and March 23, 2020 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC September 4, 2018.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the termination of the offering of the securities to which this prospectus relates (including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may get copies of any of the document incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling our Corporate Secretary at AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, (866) 331-5324.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$908.60
Legal fees and expenses		*
Accounting fees and expenses		*
FINRA filing fee		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total expenses	$	*

*The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our bylaws provides that we may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company, or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company.

Our bylaws provide that the Company shall indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, our bylaws provide that the Company may indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

We have also entered into separate indemnification agreements with our directors and officers that require us, among other things, to indemnify to the fullest extent permitted by the laws of the State of Delaware and subject to certain exceptions. The Company is not required to indemnify under the agreement for (i) actions initiated by the director without the authorization of consent of the board of directors; (ii) actions initiated to enforce the indemnification agreement unless the director is successful; (iii) actions resulting from violations of Section 16 of the Exchange Act in which a final judgment has been rendered against the director; (iv) actions for any reimbursement of any bonus or other incentive-based or equity-based compensation or of any profits realized from the sale of securities of the Company, as required in each case under the Exchange Act or applicable law; (v) actions for prohibited amounts pursuant to Section 410(a) of ERISA; and (vi) actions to enforce any non-compete or non-disclosure provisions of any agreement.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party, including expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

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The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

We have agreed to indemnify the underwriters and their controlling persons, and the underwriters have agreed to indemnify us and our controlling persons, against certain liabilities, including liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as part of the exhibits hereto.

See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

We maintain insurance policies that provide coverage to our directors, officers, employees or agents of the Company against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are incorporated herein by reference.

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of AudioEye, Inc., dated as of May 20, 2005 (incorporated by reference to Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2011 (File No. 333-177463))
3.2	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of February 12, 2010 (incorporated by reference to Form S-1, filed with the SEC on October 21, 2011 (File No. 333-177463))
3.3	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of August 16, 2012 (incorporated by reference to Form S-1/A, filed with the SEC on October 1, 2012 (File No. 333-177463))
3.4	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of March 26, 2014 (incorporated by reference to Form 10-K, filed with the SEC on March 31, 2014)
3.5	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of August 1, 2018 (incorporated by reference to Form 8-K, filed with the SEC on August 7, 2018)
3.6	Certificate of Designations — Series A Convertible Preferred Stock (incorporated by reference to Form 10-K, filed with the SEC on March 30, 2020)
4.1	Form of Indenture
4.2	Form of Note*
4.3	Form of Warrant Agreement (including form of warrant certificate)*
4.4	Form of Unit Agreement (including form of unit certificate)*
4.5	Form of Rights Agreement (including form of rights certificate)*
5.1	Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture**

*	Indicates document to be filed by amendment or as an exhibit to a report on Form 8-K, Form 10-Q or Form 10-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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	(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on April 1, 2020.

AUDIOEYE, INC.

By:	/s/ Carr Bettis
Dr. Carr Bettis
Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each such person whose signature appears below hereby constitutes and appoints Dr. Carr Bettis as his true and lawful attorney-in-fact, with full power of substitution and re-substitution, for him to execute in his name, place and stead (individually and in any capacity stated below) any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), said attorney-in-fact to have power to act with and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Carr Bettis Dr. Carr Bettis	Executive Chairman/Chairman of the Board and Director	April 1, 2020

/s/ Heath Thompson Heath Thompson	Chief Executive Officer	April 1, 2020

/s/ Sachin Barot Sachin Barot	Chief Financial Officer	April 1, 2020

/s/ Anthony Coelho Anthony Coelho	Director	April 1, 2020

/s/ David Moradi David Moradi	Director	April 1, 2020

/s/ Ernest Purcell Ernest Purcell	Director	April 1, 2020

/s/ Jamil Tahir Jamil Tahir	Director	April 1, 2020

/s/ Alexandre Zyngier Alexandre Zyngier	Director	April 1, 2020

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